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                                                              Exhibit (a)(1)(iv)

                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF THE OUTSTANDING
                4.50% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2006
                                       OF

                        MILLENNIUM PHARMACEUTICALS, INC.
                                PURSUANT TO THE
                   NOTICE OF PUT RIGHT AND OFFER TO PURCHASE
                              DATED MARCH 31, 2003

             CUSIP NUMBERS: 217753 AE 2, 217753 AF 9, 217753 AG 7*

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON
    TUESDAY, APRIL 29, 2003, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY
                                APPLICABLE LAW.

                                                                  March 31, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), has commenced an offer to purchase for cash any and all of its outstanding 4.50% Convertible Senior Notes Due June 15, 2006 (the "Notes") at the Repurchase Price described below, upon the terms and subject to the conditions set forth in the Notice of Put Right and Offer to Purchase dated March 31, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, along with the Offer to Purchase and together with any amendments or supplements to such documents, collectively constitute the "Offer"). The Repurchase Price equals 109.50% of the principal amount of the Notes, plus accrued and unpaid interest through and including April 28, 2003. If the expiration date of the Offer is April 29, 2003, the Repurchase Price will equal $1,111.63 per $1,000 principal amount of Notes tendered. See the Offer to Purchase for definitions of capitalized terms used but not defined herein.

     Enclosed for your information and for forwarding to your clients for whose accounts you hold Notes registered in your name or in the name of your nominees are copies of the following documents:

     1.  The Notice of Put Right and Offer to Purchase dated March 31, 2003.

     2. The Letter of Transmittal to tender Notes (for your use and for the information of your clients).

     3. A form of letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominees, with space provided for obtaining your clients' instructions with regard to the Offer.

     4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Participants in The Depository Trust Company ("DTC") will be able to execute tenders through the DTC Automated Tender Offer Program.

     HOLDERS OF NOTES SHOULD BE AWARE THAT NO GUARANTEED DELIVERY PROCESS IS AVAILABLE TO TENDER NOTES.

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* The CUSIP numbers referenced above have been assigned by Standard & Poor's
  Corporation and are included solely for the convenience of holders of the Notes. Millennium, the Paying Agent and the Trustee shall not be responsible for the selection or use of these CUSIP numbers, and no representation is made as to their correctness on the Notes or as indicated in any notice of put right, offer to purchase or letter of transmittal.
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     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR
INSTRUCTIONS. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., EASTERN TIME, ON TUESDAY APRIL 29, 2003, AND MAY NOT BE EXTENDED, EXCEPT AS REQUIRED BY APPLICABLE LAW.

     In order to take advantage of the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Notes, and any other documents required by the Letter of Transmittal, should be sent to the Paying Agent, and certificates evidencing tendered Notes should be delivered or such Notes should be tendered by book-entry transfer (and a Book-Entry Confirmation (as defined in the Offer to Purchase) should be sent to the Paying Agent), all in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

     No fees or commissions will be paid to brokers, dealers or any other persons (other than the Paying Agent listed below) for soliciting tenders of Notes pursuant to the Offer. Millennium will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Millennium will pay or cause to be paid any transfer taxes payable on the purchase of Notes pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Paying Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          MILLENNIUM PHARMACEUTICALS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF MILLENNIUM, THE PAYING AGENT, THE TRUSTEE OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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